All information in this Term Sheet, whether regarding assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus.

                                October 11, 2000

                Preliminary Structural and Collateral Term Sheet

                $375,000,000 (approximate) of Senior Certificates

                 Residential Funding Mortgage Securities I, Inc.

                           RFMSI Series 2000-S14 Trust

--------------------------------------------------------------------------------
                 Features of the Transaction
--------------------------------------------------------------------------------
o Offering consists of $375,000,000 of senior certificates with a Certificate Interest Rate of 7.50% expected to be rated AAA by two of three rating agencies: Moody's, S&P, or Fitch

o The expected amount of credit support for the senior certificates is 4.0% +/- 0.50% in the form of subordination with a shifting interest structure and a five year prepayment lockout.

o All collateral consists of single family, 20-year to 30-year, fixed-rate residential, first mortgages originated or acquired by Residential Funding Corporation.

o     The amount of senior certificates is approximate and may vary by up to 5%.

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          Preliminary Mortgage Pool Data (approximate)
--------------------------------------------------------------------------------

Total Outstanding Principal Balance:                $390,625,000
Number of Mortgage Loans:                                   1100
Average Principal Balance of the Mortgage Loans:        $355,000
Weighted Average Annual Mortgage Interest Rate:     8.40 +/- .1%
Weighted Average Maturity:                         357 +/- 2 mos
Weighted Average Seasoning:                          2 +/- 2 mos
Weighted Average Original Loan-To-Value Ratio:        75% +/- 2%
Originated Under the Full or Alternative
Documentation Program:                                    85-90%
Prepayment Penalty:                                       5% Max
Cash-out Refinance                                            8%

Geographic Distribution:               Type of Dwelling:

California            40% Max          Single-Family     95%
                                       Detached




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                             Key Terms
--------------------------------------------------------------------------------
Issuer:                         RFMSI Series 2000-S14 Trust
Underwriter:                    Goldman, Sachs & Co.

Depositor/Master Servicer:      Residential Funding Mortgage

                                Securities I, Inc. / Residential
                                Funding Corporation

Trustee:                        Bank One or Banker's Trust

Type of Issuance:               Public

Servicer Advancing:             Yes, subject to recoverability
Compensating Interest:          Yes, to the extent of Master
                                Servicing, but in no case more than 1/12th of 0.125% of the Pool Scheduled Principal Balance for such Distribution Date

Legal Investment:               The senior certificates are

                                expected to be SMMEA eligible at
                                settlement

Interest Accrual:               Prior calendar month
Clean Up Call:                  10% of the Cut-off Date principal
                                balance of the Mortgage Loans

ERISA Eligible:                 Underwriter's exemption may apply
                                to senior certificates, however
                                prospective purchasers should
                                consult their own counsel
Tax Treatment:                  REMIC; senior certificates are
                                regular interests
Structure:                      Senior/Subordinate; shifting

                                interest with a five year
                                prepayment lockout to subordinate
                                certificates

Expected Subordination:         4.0% +/- 0.50%
Expected Rating Agencies:       Two of three : Fitch IBCA, Inc.
                                ("Fitch"), Standard & Poor's
                                ("S&P"), and Moody's ("Moody's")
Minimum Denomination:           Senior certificates - $25,000
Delivery:                       Senior certificates - DTC

--------------------------------------------------------------------------------
                             Time Table
--------------------------------------------------------------------------------
Expected Settlement:                             November 29, 2000
Cut-off Date:                                     November 1, 2000
First Distribution Date:                         December 25, 2000
Distribution Date:                       25th or next business day

--------------------------------------------------------------------------------
This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. Neither the issuer of the certificates nor Goldman, Sachs & Co., nor any of their affiliates makes any representation as to the accuracy or completeness of the information herein. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood  that  any of such  assumptions  will  coincide  with  actual  market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, is preliminary and will be superseded by the applicable prospectus supplement and any other information subsequently filed with the SEC. The information contained herein will be superseded by the description of the mortgage pool contained in the prospectus supplement relating to the certificates and supersedes all information contained in any collateral term sheets relating to the mortgage pool previously provided by Goldman, Sachs & Co.

This material is furnished to you solely by Goldman, Sachs & Co., acting as underwriter and not as agent of the issuer.

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